PRUDENTIAL WORLD FUND, INC.
	GATEWAY CENTER THREE
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102



June 29, 2006



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Prudential World Fund, Inc.
File No. 811-3981


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended April 30, 2006. The enclosed is being filed electronically via the EDGAR System.

Yours truly,

			/s/ Jonathan D. Shain
Jonathan D. Shain
Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 23rd day of June 2006.



	Prudential World Fund, Inc.



Witness:  /s/ Floyd L. Hoelscher				By:  /s/ Jonathan D. Shain
	Floyd L. Hoelscher					Jonathan D. Shain
	Secretary





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